Exhibit 10.3

Name:	[—]
Number of Restricted Stock Units subject to Award:	[—]
Date of Grant:	[—]

AVANIR PHARMACEUTICALS, INC.

2014 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT (EMPLOYEES)

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Avanir Pharmaceuticals, Inc. (the “Company”) to the individual named above (the “Grantee”) pursuant to the Avanir Pharmaceuticals, Inc. 2014 Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. [To accept the Award, the Grantee must electronically approve this document on the [—] online employee stock plan website.]

1. Grant of Restricted Stock Units. On the date of grant set forth above (the “Date of Grant”) the Company granted to the Grantee an award consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan. [The following terms have the following meanings:

(a)	[—].]

3. Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock Units shall vest as follows: [—].

4. Delivery of Stock. The Company shall deliver to the Grantee as soon as practicable upon the vesting of the Restricted Stock Units or any portion thereof, but in all events no later than March 15th of the year following the year in which such Restricted Stock Units vest, one share of Stock with respect to each such vested Restricted Stock Unit, subject to the terms of the Plan and this Agreement.

5. Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee (if any). The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.

6. Forfeiture; Recovery of Compensation. By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Award or to any Stock acquired under the Award or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

7. Nontransferability. Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.

8. Certain Tax Matters.

(a) The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued shares of Stock upon the vesting of the Restricted Stock Units (or any portion thereof), are subject to the Grantee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any. No shares of Stock will be required to be transferred pursuant to the vesting of the Restricted Stock Units (or any portion thereof) unless and until the Grantee or the person then holding the Award has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local requirements with respect to tax withholdings then due and has committed (and by accepting this Award the Grantee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Grantee also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Grantee, but nothing in this sentence shall be construed as relieving the Grantee of any liability for satisfying his or her obligations under the preceding provisions of this Section.

(b) The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

9. Acknowledgments. By accepting the Award [on the [—] online employee stock plan website], the Grantee agrees to be bound by, and agrees that the Award and the Restricted Stock Units are subject in all respects to, the terms of the Plan. The Grantee further acknowledges and agrees that (a) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (b) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is accepted by the Grantee [on the [—] online employee stock plan website].

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Executed as of the             day of [—], [—].

Company:	AVANIR PHARMACEUTICALS, INC.

By:
Name:
Title: